SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: JANUARY 17, 1997


                              CHS ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     FLORIDA
                          (STATE OR OTHER JURISDICTION
                                OF INCORPORATION)

      0-24244                                           87-0436376
(COMMISSION FILE NO.)                        (IRS EMPLOYER IDENTIFICATION NO.)


   2153 N.W. 86TH AVENUE, MIAMI, FL                                    33122
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 716-8273

TOTAL PAGES
(INCLUDING EXHIBITS):  3                                  EXHIBIT INDEX:  N/A



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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On January 10, 1997, CHS Electronics, Inc. (the "Company") issued 183,237 shares (the "Shares") of the Company's common stock to Hugo Wyrsch ("Wyrsch"), an individual and citizen of Switzerland, pursuant to the terms and conditions of a Stock Purchase Agreement dated March 29, 1996 by and between the Company and Wyrsch (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Shares were issued in exchange for 100% of the outstanding capital stock of Wyrsch Trading AG, a Swiss corporation owned by Mr. Wyrsch. Wyrsch Trading AG is now a wholly owned subsidiary of the Company, and is engaged in the wholesale distribution of microcomputers, peripherals and software products in Switzerland.

         The Shares were issued to Wyrsch pursuant to the exemption from registration provided by Regulation S. Wyrsch has represented to the Company that he is not a "U.S. Person" (as defined in Regulation S) and that the Shares were being acquired for his own account. The Shares were sold outside the United States in an "offshore transaction" and subject to "offering restrictions" (as each term is defined in Regulation S), and otherwise in compliance with Regulation S. The Shares were not issued for cash, and there was no underwriter or placement agent used in connection with the issuance of the Shares.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                      CHS ELECTRONICS, INC.


Date:  1/17/97        By:  /S/ ANTONIO S. BOCCALANDRO
                         ------------------------------------------------------
                         Antonio S. Boccalandro
                         Secretary and Treasurer



Date:  1/17/97        By:  /S/ CRAIG S. TOLL
                         ------------------------------------------------------
                         Craig S. Toll
                         Chief Financial Officer
                         (Principal Financial  and Accounting Officer)



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